Exhibit 99.1

FOR IMMEDIATE RELEASE

December 20, 2006

CONTACT:	Ronald J. Domanico
Senior Vice President and
Chief Financial Officer
(770) 948-3101

CARAUSTAR INDUSTRIES, INC. ANNOUNCES

THE RETENTION OF TAMA, IOWA CRB MILL;

ANNOUNCES COMPLETION OF THE EXIT OF THE SPECIALTY PACKAGING BUSINESS

ATLANTA, Georgia - Caraustar Industries, Inc. (NASDAQ-NGM: CSAR) today announced the retention of its Tama, IA coated recycled boxboard (CRB) mill. Caraustar exited the balance of its CRB mill system earlier this year and Tama had been held for sale as part of the CRB group. The employees at Tama have significantly improved both the performance and profitability of the Tama mill throughout 2006. Since the exit of Caraustar’s other CRB mills earlier this year, the Tama mill has been generating significant cash flow. As a result of these efforts, the company believes that it is in its best interest to retain the mill.

The results of the Tama mill and the company’s two other CRB mills, Sprague, CT and Rittman, OH, will be reclassified from discontinued operations to continuing operations. Caraustar sold the Sprague mill and the coating components of the Rittman mill during the third quarter of 2006. Results for the Sprague and Rittman mills will be reclassified as continuing operations only for the periods they were owned. In addition to the reclassification, the company will also record a depreciation charge of approximately $800 thousand in the fourth quarter of 2006 to recognize depreciation expense for the periods that the Tama mill was held for sale and not depreciated.

The company today also announced the completion of the exit of the specialty packaging business. Facilities in Birmingham, AL; Robersonville, NC; Bucyrus, OH; Strasburg, OH; and Clifton, NJ have all been sold or closed. Gross proceeds from all transactions were $5.6 million, of which $4.9 million was received in the fourth quarter 2006.

Caraustar, a recycled packaging company, is one of the world’s largest integrated manufacturers of converted recycled paperboard and is dedicated to providing customers with outstanding value through innovative products and services. Caraustar has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product end-use markets: tubes, cores and composite cans; folding cartons; gypsum facing paper and other specialty paperboard products. For additional information on Caraustar, please visit the company’s website at www.caraustar.com.

P. O. BOX 115    •      AUSTELL, GA 30168-0115

AUSTELL THREADMILL COMPLEX     •      5000 AUSTELL-POWDER SPRINGS ROAD     •     SUITE 300

AUSTELL, GA 30106-3227    •     PHONE 770 • 948 • 3101

www.caraustar.com

Caraustar Industries, Inc.

December 20, 2006

This press release contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, among others: fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, the degree of market receptiveness to price increases and energy surcharges, changes in demand for the company’s products, the degree of success achieved by the company’s new product initiatives, uncertainties related to the company’s ability to successfully complete its previously announced strategic transformation plan (including uncertainties regarding the following: the company’s ability to successfully consolidate business pursuant to further plant rationalizations; customer and vendor responses to the execution of those rationalizations; and the cost, availability or feasibility of expansion, technology, investment or acquisition opportunities that the company may desire to pursue), changes in government regulations, the company’s ability to service its substantial indebtedness, and unforeseen difficulties with the consolidation, integration of the company’s accounting and control operations and IT systems. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.

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